Exhibit 99.1

Lipocine Announces Late Breaking Oral Presentation of Data from the Phase 2 Study of LPCN 1148 at EASL Congress 2024

SALT LAKE CITY, May 8, 2024 — Lipocine Inc. (NASDAQ: LPCN), a biopharmaceutical company, today announced that data from the Phase 2 study of LPCN 1148 has been selected for a late breaking oral presentation at the European Association for the Study of Liver (“EASL”) Congress, to take place June 5 to 8, 2024 in Milan, Italy.

Presentation Details
Title	Intervention with oral LPCN 1148 improves sarcopenia and hepatic encephalopathy (“HE”) in patients with cirrhosis: a 52-week phase 2 randomized clinical trial
Presenter:	Dr. Arun J. Sanyal, MD, Director, Stravitz-Sanyal Institute for Liver Disease and Metabolic Health, Virginia Commonwealth University
Session Title:	Late Breaker
Session Date and Time:	Saturday, 8 June, 14:00 - 15:30 CEST
Presentation Time:	15.15 CEST
Location	Gold Room
Abstract Number:	LP139

About LPCN 1148

Lipocine is currently evaluating LPCN 1148 comprising testosterone laurate (“TL”) for the management of decompensated cirrhosis. The Company believes LPCN 1148 targets unmet needs for patients with cirrhosis including improvements in sarcopenia and quality of life, prevention or reduction in the occurrence of decompensation events such as HE, and improvement in post liver transplant outcomes, survival, and costs.

About Lipocine

Lipocine is a biopharmaceutical company leveraging its proprietary technology platform to augment therapeutics through effective oral delivery to develop differentiated products for CNS disorders. Lipocine has drug candidates in development as well as drug candidates for which we are exploring partnerships. Our drug candidates represent enablement of differentiated, patient friendly oral delivery options for favorable benefit to risk profile which target large addressable markets with significant unmet medical needs.

Lipocine’s clinical development candidates include: LPCN 1154, oral brexanolone, for the potential treatment of postpartum depression, LPCN 2101 for the potential treatment of epilepsy, LPCN 2203 an oral candidate targeted for the management of essential tremor, LPCN 2401 an oral proprietary combination of anabolic androgen receptor agonist and α-tocopherol, an antioxidant, as an adjunct therapy to incretin mimetics as an aid for improved body composition in chronic weight management and LPCN 1148, a novel androgen receptor agonist prodrug for oral administration targeted for the management of symptoms associated with liver cirrhosis including prevention of the recurrence of overt hepatic encephalopathy. Lipocine is exploring partnering opportunities for LPCN 1107, our candidate for prevention of preterm birth, LPCN 1154, for rapid relief of postpartum depression, LPCN 1148, for the management of decompensated cirrhosis, LPCN 2401 for obesity management and LPCN 1144, our candidate for treatment of non-cirrhotic NASH. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate developed by Lipocine, is approved by the FDA for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism, in adult males. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding our product development efforts, the application of our proprietary platform in developing new treatments for CNS disorders, our product candidates and related clinical trials, the timing and outcome of product studies, the potential uses and benefits of our product candidates, the potential uses and benefits of LPCN 1148, and the timing of and our ability to make any NDA filing relating to LPCN 1148, our development of and filing of an NDA with the FDA for LPCN 1154, and the potential uses and benefits of our product candidates. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that we may not be successful in developing product candidates to treat CNS disorders, we may not have sufficient capital to complete the development processes for our product candidates, we may not be able to enter into partnerships or other strategic relationships to monetize our non-core assets, the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals and our ability to utilize a streamlined approval pathway for LPCN 1154, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

SOURCE Lipocine Inc.

For further information:

Krista Fogarty

Phone: (801) 994-7383

kf@lipocine.com

Investors:

PJ Kelleher

Phone: (617) 430-7579

pkelleher@lifesciadvisors.com